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                                Am and Rst NIM Collateral Purchase Agreement.rtf
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                                                      KILPATRICK STOCKTON LLP
                                                          EXECUTION COPY

                              AMENDED AND RESTATED
                        NIM COLLATERAL PURCHASE AGREEMENT

      AMENDED AND RESTATED NIM COLLATERAL Purchase Agreement, dated as of August 8, 2000, by and between FIRST INVESTORS SERVICING CORPORATION, a Delaware corporation (f/k/a Auto Lenders Acceptance Corporation; "FISC" or a "SELLER"), ALAC RECEIVABLES CORP. ("ALACRC" or a "SELLER" and together with FISC, the "SELLERS") and FIFS ACQUISITION FUNDING COMPANY, L.L.C., a Delaware limited liability company (the "PURCHASER").

                                    RECITALS

      WHEREAS, ALACRC is the owner of certain beneficial ownership interests (the "CERTIFICATES") in the owner trusts (the "TRUSTS") issued pursuant to the Trust Agreements identified in Appendix I attached hereto (the "TRUST AGREEMENTS");

      WHEREAS, ALACRC is the owner of certain rights in certain spread accounts (the "SPREAD ACCOUNTS") and all monies, checks, securities, investments and other documents related thereto (collectively, with the Spread Accounts, the "SPREAD ACCOUNT COLLATERAL") created and described in the Master Spread Account Agreement.

      WHEREAS, ALACRC is the owner of certain rights to receive distributions in respect of the Spread Accounts pursuant to Section 3.03(b) of the Master Spread Account Agreement;

      WHEREAS, FISC is the owner of certain Charged Off Receivables (as defined herein);

      WHEREAS, FISC is the servicer under the ALAC Securitizations and entitled to receive from time to time under each of the Sale and Servicing Agreements identified in Appendix I hereto (the "ALAC SALE AND SERVICING AGREEMENTS") the Servicing Fee (as defined in each of the Sale and Servicing Agreements;

      WHEREAS, the Purchaser and the Sellers entered into that certain Loan and Security Agreement, dated as of October 2, 1998 among the Purchaser, as borrower, First Union Securities, Inc. (f/k/a First Union Capital Markets, a division of Wheat First Securities, Inc.,) as deal agent and documentation agent ("FUSI"), FISC, as servicer, ALACRC, as a seller and First Union National Bank, as liquidity agent ("FUNB") (the "LOAN AGREEMENT");

      WHEREAS, pursuant to the Loan Agreement, the Purchaser assigned its right, title and interest in the Agreement Collateral (as defined below) to FUSI on behalf of the Secured Parties (as defined in the Loan Agreement);

      WHEREAS, all obligations of the Purchaser under the Loan Agreement shall be paid in full on the Closing Date (as defined herein) and FUSI, as Deal Agent under the Loan Agreement, shall cease to have a security interest in the Agreement Collateral at such time;

      WHEREAS, simultaneously herewith, the Purchaser and the Sellers will enter into that certain Transfer and Servicing Agreement, dated as of August 8, 2000 by Project Brave Limited Partnership, as issuer (the "ISSUER"), FISC, as servicer and a transferor party, ALACRC, as a transferor party, FUSI, as collateral agent and deal agent, Wells Fargo Bank Minnesota, National Association, as backup servicer, collateral custodian and as indenture trustee (the "TRANSFER AND SERVICING AGREEMENT");

      WHEREAS, pursuant to the Transfer and Servicing Agreement, the Purchaser will sell, transfer, assign, set over and otherwise convey to the Issuer all of its rights, title and interest to the Agreement Collateral;

      WHEREAS, the parties to the Original Agreement (as defined below) desire to amend and restate the Original Agreement in connection with the execution and delivery of the Transfer and Servicing Agreement and the transactions contemplated thereby;

      NOW THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Transfer and Servicing Agreement (as defined below). As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined).

AGREEMENT: This Amended and Restated NIM Collateral Purchase Agreement as such agreement may be amended, modified and/or restated.

AGREEMENT COLLATERAL: Collectively, the NIM Collateral and the Servicing Strips.

ALAC SECURITIZATION DOCUMENT: Any document delivered in connection with the ALAC Securitizations and to which any Seller, as the case may be, is a party.

CHARGED OFF RECEIVABLE: Any Contract that, prior to the Original Closing Date, has been charged-off by FISC in accordance with its credit and collection policy and is listed on the Charged Off Receivables List.

CHARGED OFF RECEIVABLES LIST: The list of Charged Off Receivables dated as of the Original Closing Date, attached hereto as EXHIBIT A, as the same may be amended, modified or supplemented.

CONTRACT: A retail installment sale contract for a Financed Vehicle and all rights and obligations thereunder.

FINANCED VEHICLE: An automobile or light duty truck, together with all accessories thereto, securing an Obligor's indebtedness under a Contract.

LOAN AGREEMENT: As defined in the RECITALS.

MASTER SPREAD ACCOUNT AGREEMENT: The Master Spread Account Agreement, dated as of September 25, 1997 among ALACRC, Financial Security Assurance Inc. and Norwest Bank Minnesota, National Association, as amended, supplemented, modified or restated.

OBLIGOR: Any obligor under any Contract, whose recourse obligations thereunder constitute a principal source of payments under any Contract, including any guarantor of such obligations.

ORIGINAL AGREEMENT: The NIM Collateral Purchase Agreement, dated as of October 2, 1998, among FISC, ALACRC and the Purchaser.

PURCHASE PRICE: With respect to the Certificates, $16,610,000, with respect to the Spread Account Collateral, $3,100,000, with respect to the Servicing Strips, $10,000 and with respect to the Charged Off Receivables, $10,000.

SELLERS: FISC and ALACRC, as the case may be.

SERVICING STRIPS: Collectively, the Servicing Strip (Series 1997-1), the Servicing Strip (Series 1998-1) and the Retained Pool Servicing Strip.

TRANSFER AND SERVICING AGREEMENT: As defined in the RECITALS.

                                   ARTICLE II

                    PURCHASE AND SALE OF AGREEMENT COLLATERAL

      2.1   TRANSFER OF AGREEMENT COLLATERAL.

      (a) Subject to clause (b) below, each Seller hereby sells, transfers and conveys to the Purchaser all of such Seller's right, title and interest in and to the Agreement Collateral owned by such Seller as of the Original Closing Date.

      (b) With respect to the Servicing Strip (Series 1997-1) and the Servicing Strip (Series 1998-1), the Purchaser shall not have the right to enforce payment on any Servicing Fee (as defined under the ALAC Securitizations); PROVIDED, HOWEVER, FISC, as Servicer under the ALAC Securitizations, shall use its best efforts to cause any Servicing Fee to be paid without delay, set-off or any other reduction.

      2.2   PAYMENT OF PURCHASE PRICE.

      Pursuant to the Original Agreement, the Purchaser paid the Purchase Price for such Agreement Collateral on the Original Closing Date in cash.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser hereby represents and warrants to the Sellers as of the date hereof:

      (a) ORGANIZATION, ETC. The Purchaser has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

      (b) DUE AUTHORIZATION AND NO VIOLATION. This Agreement has been duly authorized, executed and delivered by the Purchaser, and is the valid, binding and enforceable obligation of the Purchaser except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Purchaser), or (except as contemplated by the Basic Documents) result in the creation or imposition of any Lien, charge or encumbrance (in each case material to the Purchaser) upon any of the property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the Limited Liability Company Agreement of the Purchaser.

      (c) NO LITIGATION. No legal or governmental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

      3.2   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

      (a) Each Seller hereby represents and warrants to the Purchaser as of the date hereof:

            (i) ORGANIZATION, ETC. It has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

            (ii) POWER AND AUTHORITY. It has full power and authority to sell and assign the property to be sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by such Seller and shall constitute the legal, valid and binding obligation of such Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

            (iii) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to such Seller and its respective subsidiaries considered as a whole), or result in the creation or imposition of any adverse claim, charge or encumbrance (in each case material to such Seller and its respective subsidiaries considered as a whole) upon any of the property or assets of such Seller pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which such Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of such Seller.

            (iv) NO PROCEEDINGS. No legal or governmental proceedings are pending to which such Seller is a party or of which any property of such Seller is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the validity or collectability of the portion of the Agreement Collateral transferred by it hereunder, or upon the general affairs, financial position, net worth or results of operations (on an annual basis) of such Seller and its subsidiaries considered as a whole and will not materially and adversely affect the performance by such Seller of its obligations under, or the validity and enforceability of, this Agreement.

            (v) Immediately prior to the Original Closing Date: (i) none of the Agreement Collateral had been sold, assigned, or pledged by the Seller owning such Agreement Collateral to any Person; (ii) each Seller had good and marketable title thereto free and clear of any encumbrance, equity, pledge, charge, claim or security interest; (iii) each Seller was the sole owner thereof and had full right to sell the portion of the Agreement Collateral transferred by it hereunder to the Purchaser and upon the sale thereof to the

      Purchaser, the Purchaser will have good and marketable title thereto and will own such Agreement Collateral free and clear of any encumbrances.

            (vi) The chief executive office of FISC, the principal place of business of FISC and the office where FISC keeps its records concerning the Agreement Collateral for a period of not less than four (4) months prior to August 8, 2000 have been located and shall be maintained, in the State of Georgia. The chief executive office of ALACRC, the principal place of business of ALACRC and the office where ALACRC, the principal place of business of ALACRC and the office where ALACRC keeps its records concerning the NIM Collateral for a period of not less than four (4) months prior to August 8, 2000 have been located, and shall be maintained, in the State of Georgia.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.1   CONDITIONS PRECEDENT.

      This effectiveness of this Agreement is subject to the following conditions precedent:

      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers hereunder shall be true and correct as of the Closing Date.

      (b) DOCUMENTS TO BE DELIVERED BY THE SELLERS.

            (i) EVIDENCE OF UCC FILING. Each Seller shall have recorded and filed, at its own expense, a UCC-1 financing statement in each jurisdiction in which filing is required by applicable law, executed by such Seller and naming the Purchaser as purchaser of the Agreement Collateral transferred by such Seller, and the Collateral Agent, as assignee, describing the Agreement Collateral transferred by such Seller and the other property conveyed hereunder, meeting the requirements of the laws of each jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Contracts to the Purchaser. The Sellers shall deliver to the Purchaser, Collateral Agent, Indenture Trustee and Deal Agent a file-stamped copy, or other evidence satisfactory to the Purchaser and the Deal Agent of such filing.

            (ii) OTHER DOCUMENTS. All other documents in the possession of the Sellers relating to the Contracts and any other document requested by the Deal Agent to be delivered shall have been delivered by the Sellers.

      (c) TRANSFER AND SERVICING AGREEMENT. The Transfer and Servicing Agreement shall have been duly executed by each of the parties thereto.

                                    ARTICLE V

                             COVENANTS OF THE SELLER

      5.1   DISTRIBUTIONS.

      Each Seller agrees that it shall promptly (but in no event later than two Business Days) deposit any funds distributed to, or received by, it with respect to the Agreement Collateral to the Class B Sub-Account.

      5.2   PROTECTION OF RIGHT, TITLE AND INTEREST.

      (a) Each of the Sellers shall execute and file such financing statements and cause to be executed and filed such continuation statements and any required documentation all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership interest of the Purchaser in the Agreement Collateral and in the proceeds thereof. The Sellers shall deliver (or cause to be delivered) to the Purchaser, the Issuer, the Collateral Agent and the Deal Agent filed-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) None of the Sellers shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Sellers in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402 of the UCC, unless it shall have given the Purchaser, the Issuer, the Collateral Agent and the Deal Agent at least thirty days' prior written notice thereof and shall have filed appropriate amendments to all previously filed financing statements or continuation statements prior to such changes.

      (c) Each of the Sellers shall give the Purchaser, the Issuer, the Collateral Agent and the Deal Agent at least thirty days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file any such amendment prior to any such relocation. Each of the Sellers shall at all times maintain its principal executive office within the United States of America.

      (d) The Sellers will not amend, and shall not permit any amendment to any ALAC Securitization Document, the ALAC Sale and Servicing Agreements or the Master Spread Account Agreement relating to the Agreement Collateral which would adversely affect their respective ability and right to receive refunds with respect thereto, or which would adversely affect the rights of any of the Issuer, the Deal Agent, the Collateral Agent, the Liquidity Agent, the Secured Parties, or the Purchaser.

      5.3   OTHER LIENS OR INTERESTS.

      Except for the conveyances hereunder, the Sellers will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any adverse claim on any interest in the Agreement Collateral, and the Sellers shall defend the right, title, and interest of the Purchaser in, to and under the Agreement Collateral against all claims of third parties claiming through or under the Sellers.

      5.4   COSTS AND EXPENSES.

      The Sellers agree to take, at their joint and several expense, any additional action required by the Purchaser, the Issuer, the Collateral Agent or the Deal Agent in order to protect the Purchaser's and the Collateral Agent's (on behalf of the Secured Parties) interests in the Agreement Collateral.

      5.5   INDEMNIFICATION.

      The Sellers shall jointly and severally indemnify the Purchaser, the Collateral Agent, the Issuer, the Deal Agent and each Secured Party under the Basic Documents for any liability as a result of the failure by any Seller to fully perform hereunder and pursuant to the terms of the Transfer and Servicing Agreement, the Spread Account Agreements and each other ALAC Securitization Document. These indemnity obligations shall be in addition to any obligation that the Sellers may otherwise have.

      5.6   SERVICING OBLIGATION.

      FISC agrees to continue to act as Servicer under each of the ALAC Securitizations, to provide reports with respect thereto and to enter into further agreements with the Purchaser or its assignees relating to such servicing obligations as may be reasonably requested.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      6.1   OBLIGATION OF SELLERS.

      The obligations of the Sellers under this Agreement shall not be affected by reason of the invalidity, illegality or irregularity of any ALAC Securitization Document.

      6.2   [RESERVED].

      6.3   TERMINATION.

      The obligations of the Sellers to sell any right, title or interest in the Agreement Collateral to the Purchaser, and of the Purchaser to purchase such right, title or interest from the Sellers, pursuant to this Agreement shall terminate at such time as the Secured Obligations of the Issuer are paid in full.

      6.4   AMENDMENT.

      This Agreement may be amended from time to time by a written instrument duly executed and delivered by the Sellers and the Purchaser; PROVIDED, HOWEVER, that no such amendment shall be effective without a prior written consent of the Deal Agent.

      6.5   COLLATERAL ASSIGNMENT.

      Notwithstanding anything to the contrary contained herein, each Seller (i) acknowledges and consents that the Purchaser has sold its rights, title and interest in the Agreement Collateral to the Issuer who has assigned such rights, title and interest as collateral pursuant to the Indenture to the Collateral Agent on behalf of the Indenture Trustee for the benefit of the Secured Parties, and (ii) agrees to attorn to the Collateral Agent in the event of its succession to the rights and interest of the Purchaser hereunder by reason of foreclosure or otherwise.

      6.6   [RESERVED].

      6.7   WAIVERS.

      No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.

      6.8   NOTICES.

      All communications and notices directed to either party pursuant to this Agreement shall be in writing addressed or delivered to it at its address set forth under its name on the signature pages hereof and to the Collateral Agent and the Deal Agent at: First Union Securities, Inc., One First Union Center, TW-9, Charlotte, North Carolina 28288, Attn: Conduit Administration, to the Issuer at: c/o First Investors Financial Services, Inc., 675 Bering Drive, Houston, TX 77057, to the Backup Servicer, Collateral Custodian or Indenture Trustee at: MAC N9311-161 Sixth Street and Marquette Avenue, Minneapolis, MN 55479, Attn: Corporate Trust Services - Asset Backed Administration, or at such other address as may be designated by such party by notice to each other party and, if mailed or transmitted by facsimile transmission, shall be deemed given when mailed or transmitted.

      6.9   COSTS AND EXPENSES.

      The Sellers will pay all expenses incident to the performance of their obligations under this Agreement and the Sellers agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Agreement Collateral and the enforcement of any obligation of the Sellers hereunder.

      6.10  HEADINGS AND CROSS REFERENCES.

      The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provisions of this Agreement.

      6.11  GOVERNING LAW.

      This Agreement and the Assignment shall be governed by and construed in accordance with the laws of the State of Georgia.

      6.12  COUNTERPARTS.

      This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

      6.13  NO PROCEEDINGS.

      For so long as the Notes shall remain outstanding, each Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Purchaser or the Issuer.

      6.14  THIRD PARTY BENEFICIARY.

      Each of the parties hereto agree that the Collateral Agent on behalf of the Indenture Trustee, for the benefit of the Secured Parties, is a third party beneficiary of this Agreement.

      6.15  ASSIGNMENT.

      This Agreement may not be assigned by either party hereto without the prior written consent of the Deal Agent.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunder to duly authorized as of the date and year first above written.

SELLER:                       FIRST INVESTORS SERVICING CORPORATION


                              By: _____________________________________
                              Name:____________________________________
                              Title: __________________________________

                                    First Investors Servicing Corporation
                                    380 Interstate North Parkway, 3rd Floor
                                    Atlanta, GA  30339

                                    Attention: Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:



SELLER:                       ALAC RECEIVABLES CORP.


                              By: _____________________________________
                              Name:____________________________________
                              Title: __________________________________

                                    ALAC Receivables Corp.
                                    380 Interstate North Parkway, 3rd Floor
                                    Atlanta, GA  30339


                                    Attention: Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:

PURCHASER:                    FIFS ACQUISITION FUNDING COMPANY, L.L.C.

                              By FIALAC Holdings, Inc.,
                                   as Manager

                              By: ____________________________________________
                                    Name: Bennie H. Duck
                                    Title:  Vice President of FIALAC
Holdings, Inc.

                                    FIFS Acquisition Funding Company, L.L.C.
                                    675 Bering Drive, Suite 710
                                    Houston, TX 77057

                                    Attention:  Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:

                                    Exhibit A

                           Charge Off Receivables List

                             [See Tab A 1 Exhibit B]

                                   Appendix I

                              The Trust Agreements


      1. Amended and Restated Trust Agreement, dated as of September 25, 1997, by and among ALAC Receivables Corp., ALAC, LLC and Bankers Trust (Delaware).

      2. Amended and Restated Trust Agreement, dated as of January 13, 1998, by and among ALAC Receivables Corp., ALAC, LLC and Bankers Trust (Delaware).


                        The Sale and Servicing Agreements

      1. Sale and Servicing Agreement, dated as of September 25, 1997, by and among ALAC Automobile Receivables Trust 1997-1, ALAC Receivables Corp., First Investors Servicing Corporation (f/k/a Auto Lenders Acceptance Corporation) and Norwest Bank Minnesota, National Association.

      2. Sale and Servicing Agreement, dated as of January 13, 1998, by and among ALAC Automobile Receivables Trust 1998-1, ALAC Receivables Corp., First Investors Servicing Corporation (f/k/a Auto Lenders Acceptance Corporation) and Norwest Bank Minnesota, National Association.